AMENDMENT NUMBER ONE (1) TO CRAIG CRAWFORD EMPLOYMENT AGREEMENT

This amendment is made and entered into effective January 2, 2012, and modifies the referenced employment agreement that was signed December 30, 2011, effective January 1,2012 between Texas Gulf Energy, Inc., formerly known as Global Nutech, Inc. and Craig Crawford.

The section of the agreement that reads:

1.4 RESTRICTED STOCK AWARD. On the closing date of the Acquisition (the “Closing Date”), in connection with the appointment of the Executive as COO, CFO and Executive Vice President, the Executive will be awarded 4,710,000 shares (the “Restricted Shares”) of the Employer’s common stock, par value $0.00001 per share. The Restricted Shares shall vest and be issued to Executive as follows: (i) 1,570,000 of the Restricted Shares on January 15, 2012; (ii) 1,570,000 of the Restricted Shares on January 15, 2013; and (iii) 1,570,000 of the Restricted Shares on January 15, 2014. In the event of a change of control or sale of the Employer, all of the Restricted Shares shall immediately vest and be issued by Employer immediately prior to such change of control or sale.

Is amended and adopted as follows:

1.4 RESTRICTED STOCK AWARD. On the closing date of the Acquisition (the “Closing Date”), in connection with the appointment of the Executive as COO, CFO and Executive Vice President, the Executive will be awarded 4,710,000 shares (the “Restricted Shares”) of the Employer’s common stock, par value $0.00001 per share. The Restricted Shares shall vest and be issued to Executive as follows: All 4,710,000 shares issued as of January 1, 2012 or as soon as practicable after that date, they shall be subject to clawback as follows: (i) 1,570,000 of the Restricted Shares are not subject to clawback ; (ii) 3,140,000 of the Restricted Shares are subject to clawback until January 1, 2013; and (iii) 1,570,000 of the Restricted Shares are subject to clawback until January 1, 2014. In the event of a change of control or sale of the Employer, all of the Restricted Shares shall immediately vest, the clawback provisions shall be void and any shares due the Executive will be issued by Employer immediately prior to such change of control or sale.

All other terms and conditions of the agreement are hereby ratified. This amendment is adopted and substituted in place of the original effective the date first written above.

Signed:	Signed:
/s/ David Mathews	/s/ Craig Crawford
Texas Gulf Energy, Inc.	Craig Crawford